Exhibit 99.1
The Trade Desk Reports First Quarter 2025 Financial Results
LOS ANGELES--(BUSINESS WIRE)--May 8, 2025--The Trade Desk, Inc. (“The Trade Desk,” the “Company” or “we”) (NASDAQ: TTD), a provider of a global technology platform for buyers of advertising, today announced financial results for its first quarter ended March 31, 2025.

“We delivered strong results in the first quarter, growing revenue 25% year-over-year to $616 million,” said Jeff Green, Co-founder and CEO of The Trade Desk. “We’re encouraged by the early impact of the strategic upgrades at the company we implemented in Q4, which contributed to our outperformance. As we build on this momentum, we’re optimistic about our ability to continue to outpace the market and deliver increasing value to marketers who prioritize objective, transparent, and data-driven media buying on the open internet.”

Mr. Green continued, “Amid increased macro volatility to start the year, 2025 is shaping up as an important time for marketers. Leading marketers are looking for ways to embrace the open internet, where their consumers are spending most of their time, to drive business differentiation and growth. Kokai is giving them more power than ever to accomplish that, in stark contrast to the many limitations of walled gardens. As a result, The Trade Desk is well positioned to help our clients succeed and capture greater share by harnessing the full power of the open internet.”
First Quarter 2025 Financial Highlights:
The following table summarizes the Company’s unaudited consolidated financial results for the three months ended March 31, 2025 and 2024 ($ in millions, except per share amounts):

	Three Months Ended March 31,
	2025	2024
GAAP Results
Revenue	$616	$491
Increase in revenue year over year	25%	28%
Net income	$51	$32
Net income margin	8%	6%
GAAP diluted earnings per share	$0.10	$0.06

Non-GAAP Results
Adjusted EBITDA	$208	$162
Adjusted EBITDA margin	34%	33%
Non-GAAP net income	$165	$131
Non-GAAP diluted earnings per share	$0.33	$0.26
First Quarter and Recent Business Highlights:
•Strong Customer Retention: Customer retention remained over 95% during the first quarter, as it has for the past eleven consecutive years.

•Vivek Kundra joins The Trade Desk as Chief Operating Officer.
◦Kundra brings deep operational expertise from leading high-growth software organizations, including Salesforce, where he served as Executive Vice President and helped drive the company’s revenue from $2 billion to over $8 billion through strategic industry expansion and enterprise transformation.
◦As the first Chief Information Officer of the U.S. Government, Kundra oversaw $80 billion in technology investments, spearheaded the federal government’s move to the cloud, strengthened national cybersecurity, and launched a global open data initiative.
◦In his role at The Trade Desk, Kundra will lead global operations and drive operational excellence as the company continues to scale and expand its leadership in data-driven advertising.

•Continued Collaboration and Support for Unified ID 2.0: The Trade Desk is building support for Unified ID 2.0 (UID2), an industry-wide approach to identity that preserves the value of relevant advertising, while putting user control and privacy at the forefront. UID2 is an upgrade and alternative to third-party cookies. Recent partnerships and pledges of integration and support include:
◦Perion announced its adoption of UID2 to enable advertisers to reach authenticated audiences with precision.
◦Toyo Keizai, a prominent Japanese publisher, announced its adoption of UID2 to deliver more relevant advertising that strengthens user trust and enhances the value of its first-party data for advertisers.
◦Piemme, one of the leading media platforms in Italy, announced its adoption of EUID to help publishers effectively monetize their inventory by accurately identifying audiences in a privacy-conscious, future-proof way.

•OpenPath: OpenPath gives our clients a simplified, direct connection to participating premium publishers across the open internet. By supporting an objective, transparent supply path, OpenPath helps maximize value for everyone involved. Recent partnerships and pledges of integration and support include:
◦Warner Bros. Discovery has integrated OpenPath to drive more direct, transparent, and efficient demand to its news properties.
◦The Guardian has integrated OpenPath to streamline programmatic ad sales across key markets, giving advertisers direct, transparent access to its inventory (UK).
◦NY Post integrated with OpenPath and in one year saw inventory fill-rate increase by 8.6x and revenue across programmatic web display increase by 97%.

•Acquired Sincera: The acquisition of Sincera closed in Q1. There is no revenue associated with the acquisition of Sincera. Sincera is a leading digital advertising data company that provides objective, actionable insights to the advertising ecosystem. Integration of Sincera’s tools with The Trade Desk platform will help advertisers gain a clearer perspective on what they are buying so they may better value those impressions.

•Share Repurchases: The Company used $386 million of cash to repurchase its Class A common stock in the first quarter of 2025. As of March 31, 2025, the Company had $631 million available and authorized for repurchases.

Financial Guidance:
Second Quarter 2025 outlook summary:
•Revenue at least $682 million
•Adjusted EBITDA of approximately $259 million
The Company has not provided an outlook for GAAP net income or reconciliation of Adjusted EBITDA guidance to net income, the closest corresponding U.S. GAAP measure, because net income outlook is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges included in the calculation of this non-GAAP measure; in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. The Company expects the variability of the above charges could have a significant and potentially unpredictable impact on our future U.S. GAAP financial results.
Use of Non-GAAP Financial Information
Included within this press release are the non-GAAP financial measures of Adjusted EBITDA, Adjusted EBITDA margin, Non-GAAP net income and Non-GAAP diluted earnings per share (“EPS”) that supplement the Condensed Consolidated Statements of Operations of the Company prepared under generally accepted accounting principles (GAAP). Adjusted EBITDA is net income before depreciation and amortization expense; stock-based compensation expense; interest income, net; and provision for income taxes. Adjusted EBITDA margin is Adjusted EBITDA divided by revenue, and Adjusted EBITDA margin’s closest corresponding U.S. GAAP measure is net income margin, which is GAAP net income divided by revenue. Non-GAAP net income excludes charges and the related income tax effects for stock-based compensation. Tax rates on the tax-deductible portions of the stock-based compensation expense approximating 25% to 30% have been used in the computation of non-GAAP net income and non-GAAP diluted EPS. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash-generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.
First Quarter 2025 Financial Results Webcast and Conference Call Details
•When: May 8, 2025 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time).
•Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/. Following the call, a replay will be available on the Company’s website.
•Dial-in: To access the call via telephone in North America, please dial 888-506-0062. For callers outside the United States, please dial 1-973-528-0011. Participants should reference the conference call ID code “630300” after dialing in.
•Audio replay: An audio replay of the call will be available beginning about two hours after the call. To listen to the replay in the United States, please dial 877-481-4010 (replay code: 52337). Outside the United States, please dial 1-919-882-2331 (replay code: 52337). The audio replay will be available via telephone until May 15, 2025.
The Trade Desk, Inc. uses its Investor Relations website (http://investors.thetradedesk.com/), its X feed (@TheTradeDesk), LinkedIn page (https://www.linkedin.com/company/the-trade-desk/), Facebook page (https://www.facebook.com/TheTradeDesk/) and Jeff Green’s LinkedIn profile (https://www.linkedin.com/in/jefftgreen/) as a means of disclosing information about the Company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to The Trade Desk’s press releases, SEC filings, public conference calls and webcasts.
About The Trade Desk
The Trade Desk™ is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize digital advertising campaigns across ad formats and devices. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe and Asia Pacific. To learn more, visit thetradedesk.com or follow us on Facebook, X, LinkedIn and YouTube.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to industry and market trends, the Company’s growth and financial targets, such as revenue and Adjusted EBITDA. When words such as “believe,” “expect,” “anticipate,” “will,” “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s relatively limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$616,021	$491,253
Operating expenses (1):
Platform operations	142,839	103,630
Sales and marketing	152,743	121,725
Technology and development	132,402	107,686
General and administrative	133,585	129,555
Total operating expenses	561,569	462,596
Income from operations	54,452	28,657
Other expense (income):
Total other income, net	(21,317)	(17,376)
Income before income taxes	75,769	46,033
Provision for income taxes	25,091	14,373
Net income	$50,678	$31,660
Earnings per share:
Basic	$0.10	$0.06
Diluted	$0.10	$0.06
Weighted-average shares outstanding:
Basic	494,927	488,551
Diluted	502,944	498,192
___________________________
(1) Includes stock-based compensation expense as follows:
THE TRADE DESK, INC.
STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024

Platform operations	$9,217	$5,555
Sales and marketing	28,936	20,292
Technology and development	40,981	27,974
General and administrative (1)	49,119	56,799
Total	$128,253	$110,620
___________________________
(1) Includes stock-based compensation expense related to a long-term CEO performance grant of $24 million and $36 million for the three months ended March 31, 2025 and 2024, respectively.

THE TRADE DESK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of March 31, 2025	As of December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,118,545	$1,369,463
Short-term investments, net	621,826	552,026
Accounts receivable, net	3,051,928	3,330,343
Prepaid expenses and other current assets	64,036	84,626
Total current assets	4,856,335	5,336,458
Property and equipment, net	251,019	209,332
Operating lease assets	279,039	263,761
Deferred income taxes	228,948	230,214
Other assets, non-current	90,100	72,186
Total assets	$5,705,441	$6,111,951

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,398,948	$2,631,213
Accrued expenses and other current liabilities	210,813	177,760
Operating lease liabilities	72,301	64,492
Total current liabilities	2,682,062	2,873,465
Operating lease liabilities, non-current	262,667	247,723
Other liabilities, non-current	44,028	41,618
Total liabilities	2,988,757	3,162,806

Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	2,712,166	2,594,896
Retained earnings	4,518	354,249
Total stockholders’ equity	2,716,684	2,949,145
Total liabilities and stockholders’ equity	$5,705,441	$6,111,951

THE TRADE DESK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
OPERATING ACTIVITIES:
Net income	$50,678	$31,660
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,985	21,742
Stock-based compensation	128,253	110,620
Noncash lease expense	16,962	12,751
Provision for expected credit losses on accounts receivable	492	40
Other	(11,876)	1,125
Changes in operating assets and liabilities:
Accounts receivable	282,336	238,147
Prepaid expenses and other current and non-current assets	20,018	3,331
Accounts payable	(234,666)	(220,196)
Accrued expenses and other current and non-current liabilities	29,105	(104)
Operating lease liabilities	(13,854)	(13,644)
Net cash provided by operating activities	291,433	185,472
INVESTING ACTIVITIES:
Purchases of investments	(231,580)	(159,731)
Maturities of investments	165,114	147,794
Purchases of property and equipment	(59,113)	(7,224)
Capitalized software development costs	(2,660)	(1,958)
Business acquisition	(4,350)	—
Net cash used in investing activities	(132,589)	(21,119)
FINANCING ACTIVITIES:
Repurchases of Class A common stock	(386,250)	(125,280)
Proceeds from exercise of stock options	7,940	10,804
Taxes paid relating to net settlement of restricted stock awards	(31,452)	(26,806)
Net cash used in financing activities	(409,762)	(141,282)
Increase (decrease) in cash and cash equivalents	(250,918)	23,071
Cash and cash equivalents—Beginning of period	1,369,463	895,129
Cash and cash equivalents—End of period	$1,118,545	$918,200

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)
(Unaudited)
The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

	Three Months Ended March 31,
	2025	2024

Net income	$50,678	$31,660
Add back (deduct):
Depreciation and amortization expense	23,985	21,742
Stock-based compensation expense	128,253	110,620
Interest income, net	(20,132)	(16,661)
Provision for income taxes	25,091	14,373
Adjusted EBITDA	$207,875	$161,734

	Three Months Ended March 31,
	2025	2024
GAAP net income	$50,678	$31,660
Add back (deduct):
Stock-based compensation expense	128,253	110,620
Adjustment for income taxes	(13,938)	(11,412)
Non-GAAP net income	$164,993	$130,868

GAAP diluted earnings per share	$0.10	$0.06

GAAP weighted-average shares outstanding—diluted	502,944	498,192

Non-GAAP diluted earnings per share	$0.33	$0.26

Non-GAAP weighted-average shares used in computing Non-GAAP earnings per share, diluted	502,944	498,192

Contacts
Investors
Jake Graves
Senior Manager, Investor Relations
The Trade Desk
ir@thetradedesk.com

Media
Melinda Zurich
VP, Communications
The Trade Desk
melinda.zurich@thetradedesk.com